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                                                                EXHIBIT 10.1.1

                            AMENDMENT TO SUBLEASE


     This instrument dated as of this 7th day of January, 1998, is an Amendment to Sublease among BANK ONE ILLINOIS, N.A. (as successor to First Illinois Bank of Evanston, N.A.), as trustee under Trust Agreement dated March 17, 1975 and known as Trust No. R-1809 (the "Landlord"), ROTARY INTERNATIONAL, an Illinois not-for-profit corporation (the "Sublandlord") and NORTHFIELD LABORATORIES INC (the "Subtenant").

                             W I T N E S S E T H:

     First Illinois Bank of Evanston, N.A., not individually but solely as Trustee under Trust Agreement dated March 17, 1975 and known as Trust No. R-1809 (the "Landlord"), Rotary International, an Illinois not-for-profit corporation (the "Sublandlord") and Northfield Laboratories Inc. (the "Subtenant") entered into a Sublease dated April 20, 1988 (the "Sublease") for certain premises on the tenth floor of One Rotary Center, Evanston, Illinois (the "Premises").

     Bank One Illinois, N.A. succeeded to all of the interests of Landlord

     Landlord, Sublandlord and Subtenant desire to amend the Sublease in certain respects.

     NOW, THEREFORE, in consideration for the mutual covenants for their respective benefits contained herein, Landlord, Sublandlord and Subtenant agree that the Sublease is hereby amended, effective August 15, 1998, as follows:

     1. The Term of the Sublease is hereby extended by a period beginning August 15, 1998 and ending February 14, 2006 (the "Extended Term").

     2. The Base Rent during the Extended Term shall be as set forth in Exhibit A attached hereto.

     3. Sections A(2) and B of Article 2 of the Sublease are hereby deleted and the first sentence of Section A(1) is hereby amended to read as follows:

             "Subtenant shall pay an Annual Base Rent as determined by this
     Article 2 (the "Base Rent")."



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     4.    Section C of Article 2 of the Sublease is hereby amended to delete the reference to "CPI Adjustment" and to provide that all payments shall be made to Cushman & Wakefield of Illinois, Inc., as agent for Sublandlord, at P.O. Box 75732, Chicago, Illinois 60606-5732, or as otherwise designated from time to time by written notice from Sublandlord to Subtenant.

     5. Subtenant shall pay its Proportional Share of Taxes and Operating Expenses in excess of Taxes and Operating Expenses for the Base Year. The Taxes for the Base Year shall be the Taxes for 1997 which are payable in 1998. Operating Expenses for the Base Year shall be Operating Expenses incurred in 1998.

     6. Article 7 and Exhibit B to the Sublease are hereby deleted and replaced with the following:

             "Subtenant has occupied the Premises since August 14, 1988 and, accordingly, accepts the condition of the Premises AS IS."

     7. Article 9 of the Sublease is hereby amended to provide that any mechanical engineering required to be done with respect to any alterations to the Premises shall be done by Environmental Systems Design, Inc.

     8. In the eighth and ninth lines of Article 11, the reference to "Landlord" is hereby deleted and replaced with a reference to "Sublandlord".

     9. The final sentence of Article 12(C) is hereby deleted and replaced with the following:

             "Without limiting any release or waiver of liability or recovery contained in any other provision of this Sublease but rather in confirmation in furtherance thereof, each of the parties hereto waives all claims for recovery from the other party for any loss or damage to any of its property to the extent that it is or could have been insured under all risk property insurance written on a full replacement cost basis."

     10.   Article 17A(1) is hereby deleted and replaced with the following:

        "(1)   Failure by Subtenant to pay any Rent within seven (7)
     days after being invoiced therefore by Sublandlord."

     11.   Article 17A(2) is hereby deleted and replaced with the following:



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             "(2)  Failure by Subtenant to pay within seven (7) days after noticed thereof from Sublandlord, any other moneys required to be paid by Subtenant under this Sublease."

     12.   Article 17A(7) is hereby deleted.

     13.   Article 20 is hereby deleted and replaced with the following:


                                 "ARTICLE 20

                     COSTS, EXPENSES AND ATTORNEYS' FEES

     In case either party (the "Protected Party") shall, without fault on its own part, be made a party to any litigation commenced by or against the other party (the "Offending Party"), then the Offending Party shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by the Protected Party in connection with such litigation. Either party (the "Offending Party") also shall pay all costs, expenses and reasonable attorneys' fees that may be incurred or paid by the other party (the "Protected Party") in enforcing any of the Offending Party's covenants and agreements in this Sublease."

        14.  Article 25 of the Sublease is hereby deleted.


        15.  The following is added as subparagraph 26.F. of the Sublease:

     "F. Subtenant, upon giving fifteen (15) days prior written noticed to Sublandlord, shall have the right without Sublandlord's consent and without being subject to Sublandlord's right to recapture, to assign the Sublease or further sublease the Premises to a parent, affiliate or subsidiary corporation of Subtenant and also to a corporation resulting from a merger or consolidation which includes Subtenant, or to an entity purchasing all or substantially all of the assets of Subtenant; provided, however, Subtenant shall remain liable on all of the obligations of Subtenant under the Sublease."

        16. Article 27 of the Sublease is hereby amended to provide that notice to the Sublandlord shall be addressed to:

                             ROTARY INTERNATIONAL
                              One Rotary Center
                             1560 Sherman Avenue
                              Evanston IL  60201
                      Attention:   Ms. Jeanette Hamilton

     with a copy to:






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                           ROSENTHAL AND SCHANFIELD
                           55 E. Monroe Street, Suite 4600
                           Chicago IL  60603
                           Attention:  Charles R. Staley, Esq.


     17. Article 32 of the Sublease is hereby deleted and replaced with the following:


                                 "ARTICLE 32

                       SUBTENANT'S OPTION TO TERMINATE


     In the event that Subtenant is not in default under any of the terms of this Sublease, Subtenant shall have the right to cancel this Sublease effective any time after February 15, 2002, upon giving Sublandlord written notice of the termination not less than six (6) months prior to the effective date of the termination (the "Subtenant's Termination Notice"). Subtenant's Termination Notice shall be accompanied by a sum of money in the form of cash or certified or cashier's check payable to Sublandlord, equal to six months Base Rent and six months Additional Rental Payments calculated at the rate payable on the date of Subtenant's Termination Notice."

        18.  Article 33A is hereby deleted and replaced with the following:

     "A. Parking. Sublandlord shall lease to Subtenant 14 reserved parking spaces, identified as numbers 120, 121, 122, 369, 370, 371, 372, 373, 374, 375,
376, 377, 378 and 379, in the garage of the Building at the current rental rate charged from time to time, to others using spaces in the garage on a monthly rental basis. The rate Subtenant shall be charged for each such parking space upon execution of this Amendment to Sublease is Seventy Dollars ($70.00) per month, and Sublandlord shall provide subtenant with reasonable notice prior to increasing this amount. If Sublandlord deems it necessary for the efficient operation of the garage, Sublandlord shall have the right to make reasonable changes with respect to the location of the parking spaces assigned to Subtenant."

        19. There is hereby added to Article 36 the following additional subsections:

     "(4) The New Premises shall be located above the fifth floor of the Building.

     "(5) The New Premises shall have its predominate exposure on the



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east side of the Building."

     20. Exhibit C to the Sublease is hereby amended by adding the following:

                "13. Subtenant shall not install any CFC's or HCFC's without Landlord's prior written consent.

                "14. Subtenant's Contractors, the subcontractors of Subtenant or its contractors, Subtenant's vendors, Subtenant's employees and other parties directly or indirectly controlled by Subtenant shall at all times possess good labor relations and continually work in harmony with Landlord's other contractors and subcontractors in the Building, as a continuing condition of employment."

     21. In the event of any conflict between this Amendment to Sublease and the Sublease, this Amendment to Sublease shall be controlling.

     22. Capitalized terms which are not defined herein shall have the meaning given them in the Sublease.

     23. Except as hereby amended, the sublease is hereby ratified and affirmed.

     24. It is expressly understood and agreed that this Amendment to Sublease is executed on behalf of BANK ONE ILLINOIS, N.A., not personally but as Trustee as aforesaid, in the exercise of the power and authority conferred upon and invested in it as such Trustee, and under the direction of the beneficiaries of a certain Trust Agreement dated March 17, 1975, and known as Trust No. R-1809. It is further expressly understood and agreed that BANK ONE ILLINOIS, N.A., as Trustee as aforesaid, has no right or power whatsoever to manage, control or operate said real estate in any way or to any extent and is not entitled at any time to collect or receive for any purpose, directly or indirectly, the rents, issues, profits or proceeds of said real estate or any lease or sale or any mortgage or any disposition thereof. Nothing in this Amendment to Sublease contained shall be construed as creating any personal liability or personal responsibility of the Trustee or any of the beneficiaries of the Trust, and, in particular, without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either expressly or impliedly herein contained, or to keep, preserve or sequester any property of said Trust or for said Trustee to continue as said Trustee; and that so far as the parties herein are concerned the owner of any indebtedness or liability accruing hereunder shall look solely to the Trust estate from time-to-time subject to the provisions of said Trust Agreement for payment thereof, Subtenant hereby expressly waiving and releasing said personal liability and personal responsibility on behalf of itself and all persons claiming by, through or under Subtenant.





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       LANDLORD:                BANK ONE ILLINOIS, N.A., as Trustee
                                under Trust Agreement dated March 17
                                1975 and known as Trust No. R-1809.


                                By: /s/ Catherine Martin
                                   -------------------------------

       SUBLANDLORD:             ROTARY INTERNATIONAL, an Illinois
                                not-for-profit corporation


                                By: /s/ Jeanette Hamilton
                                   -------------------------------

       SUBTENANT:               NORTHFIELD LABORATORIES INC.


                                By: /s/ Jack Kogut
                                   -------------------------------















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